UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2005

Landry's Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-22150	76-0405386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1510 West Loop South, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-850-1010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

Landry’s Restaurants, Inc. (NYSE: LNY – News), the second largest operator of casual dining seafood restaurants, announced today that revenues for 2004 are expected to be approximately $1.17 billion with flat same store sales for the year. When the Company reports its 2004 fourth quarter results in February 2005, as forecasted, same store sales are expected to be a negative 2% while quarterly profits are expected to be slightly above consensus estimates, excluding unusual charges approximating $14 million associated with the new $850 million financing which closed in December.

The Company will be presenting at the SG Cowen 3rd Annual Consumer Conference to be held in New York City on Wednesday, January 12, 2005 at 2:00 Eastern Time. The conference will be simultaneously web cast on the Internet at http://www.corporate-ir.net/media_files/Event/2005/jan/sgcowen/agenda/1.11.05.htm.

You may also locate the above listed webcast on the Landry’s Restaurants, Inc. website (www.landrysrestaurants.com), in the Corporate Relations section under Webcasts. The webcast will be available for two weeks following the presentation.

The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landry's Restaurants, Inc.

January 11, 2005	By:	Steven L. Scheinthal

Name: Steven L. Scheinthal
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Landry's Restaurants, Inc. Announces 2004 Highlights Prior to SG Cowen Conference